UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 6, 2015

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to the Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Chimera Investment Corporation (“Chimera”) filed two amendments to its Amended and Restated Articles of Incorporation (the “Amendments”) with the Secretary of State of the State of Maryland, which effected a one-for-five reverse stock split of its common stock (the “Reverse Stock Split”).  The first Amendment, effective as of 5:01 p.m. EST on April 6, 2015, converted every five shares of Chimera’s issued and outstanding common stock, $0.01 par value per share, into one share of Chimera’s common stock, $0.05 per share.  The second Amendment, effective as of 5:02 p.m. EST on April 6, 2015, reduced the par value of Chimera’s issued and outstanding common stock to $0.01 per share and reduced the number of Chimera’s authorized shares, on a one-for-five basis, to 300 million shares.

The above description of the Amendments is qualified in its entirety by reference to the Amendments, copies of which are attached hereto as Exhibits 3.1 and 3.2.

The full text of Chimera’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

In connection with the Reverse Stock Split, the number of shares subject to each issued and outstanding award under Chimera’s 2007 Equity Incentive Plan (the “Plan”) was proportionately adjusted to reflect the Reverse Stock Split.  Additionally, the number of shares available under the Plan was proportionately adjusted to reflect the Reverse Stock Split such that the total number of shares that may be issuable under the Plan, in the aggregate, may not exceed 8,000,000 shares.  Any other affected terms of the Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

3.1       Certificate of Amendment to the Company's Articles of Incorporation

3.2       Certificate of Amendment to the Company's Articles of Incorporation

99.1     Press Release, dated April 6, 2015, issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	April 6, 2015